UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Schedule 14A Information

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dMY Technology Group, Inc.

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On July 27, 2020, Niccolo de Masi, the Chief Executive Officer of dMY Technology Group, Inc. (the “Company”), participated in an interview with Cheddar.com anchor Brad Smith, during which they discussed the proposed business combination of Rush Street Interactive, LP (“RSI”) and the Company (the “Business Combination”). Below is a transcript of the interview.

CHEDDAR.COM INTERVIEW TRANSCRIPT

BRAD SMITH:

Let’s talk about online gaming. Blank check company dMY Technology is announcing its merger with online gaming company Rush Street Interactive. Rush Street operates gaming sites in Illinois, Pennsylvania, and New Jersey, Indiana and Colorado. For more on this latest SPAC deal, we’re joined by Niccolo de Masi, who is the CEO of dMY Technology. Niccolo, great to have you here with us today, pleasure to speak with you, why…

NICCOLO DE MASI:

Great to be back.

BRAD SMITH:

Absolutely. Why was Rush Street Interactive the perfect company for you to take public?

NICCOLO DE MASI:

Yeah, well it’s a number of things actually. I mean, I think top of the list is that it’s a true one plus one equals three situation. My expertise of course in public market gaming is actually quite complementary to the regulated style of gaming that Rush Street does in the casino, because I come from the social free to play side. I’m still the chairman of Glu Mobile.

The other thing that excited me about this business is they have really deep retention, really deep monetization in what we call elder game play techniques. They have a really compelling pioneering bonus bank system. But they’ve been, I would argue, the most capital efficient operator in the space. So, they’ve actually gotten all the way to this stage of going public on only about fifty million dollars of invested capital. So very high IRRs, generally are a sign to me that they have a better mousetrap.

We think they have operational excellence, the best product in the space, the best tech platform in the space, and a tech platform that can do both social casino and ultimately the regulated form of casino gambling that many people know and love.

BRAD SMITH:

Niccolo, I believe the last time you and I spoke, we were in Nashville, Tennessee, and now that I’m thinking about all of the other endeavors that you’ve had your hands in over the year ,when you think specifically about the growth areas in online gaming and betting, what comes to mind for you?

NICCOLO DE MASI:

Well look, its early days, Rush Street is actually the number one casino business. So there are other companies like DraftKings that are the number one sports betting business. We have a sports betting position at Rush Street, but we’re actually the market leader in standard, traditional online gambling.

We think there is a permanent shift going on and behavioral change obviously that will favor online casino over other categories. This is a management team that’s done it before. What I really love about this business is that the ownership is very long-term centered, Neil Bluhm, Greg Carlin and Richard Schwartz, who founded the business, are going to own still over 80% of the business post the merger with my SPAC. And so, they’re really here to build a long term, super public company. And they’re making all the right decisions to be methodical about how they do that and how they invest the gross capital I’m bringing to their business to really make the business compellingly profitable and continue growing at a phenomenal rate in the next decade.

BRAD SMITH:

You’ll have to forgive me, it was Austin, Texas, now that I think about it, that we were speaking in previously, but neither here nor there. What effect did seeing DraftKings’ success in the public markets really mean for this particular deal?

NICCOLO DE MASI:

Yeah, so I mean, look, there’s been many online gaming companies that’ve been successful in the public markets, I mean there’s Glu Mobile, there’s obviously Take-Two that my friend Strauss Zelnick runs that you were just talking about before my segment, and I think what’s different today is that DraftKings obviously went public with a SPAC. It was well received despite, actually, I would say the cash burn and the marketing dollars that go in there.

What we love about businesses like Rush Street Interactive is they’ve been very capital-efficient, they don’t burn cash. They have a much higher ARPU in the casino space than in the sports betting space, they have more profitable unit economics, and much faster payback periods and marketing spend. So, it’s a business that I feel like I can add a lot of value to. We know how to grow it, I’d say exponentially quickly, not only as states legalize, but also in ramping up things like social casino and ultimately their digital user acquisition spend, which is something which they’ve been very modest about as a private company. But I think with more growth capital, they have an opportunity to grow existing markets for user acquisitions and obviously continue entering new markets in Latin America and new states in North America.

BRAD SMITH:

And so, profitability on the unit economic scale versus profitability kind of at large, how does this kind of help you evaluate this company going forward? Is it profitable already beyond just the unit economics?

NICCOLO DE MASI:

It is, it is actually. You can’t get to sort of build a two billion dollar market cap public company on 50 million dollars of invested capital if you’re not probably profitable overall. They’ve been operating for eight…eight or nine years. There’s no doubt that there’s plenty of investment to be made in entering new markets, growing customer care, optimizing a product, building some brand recognition. They actually operate a number of brands underneath the Rush Street umbrella. But when I think about the 35 acquisitions I’ve made as a public company leader, some of the things that strike me as powerful vis-a-vis forecasting the future, are items like operational excellence, showing that you can do more with less capital, showing that you know how to really bootstrap a business and generate competitive advantages and moats around your business above and beyond simply spending more money. And so I look at compelling metrics like long-term value retention, payback velocity on the small amounts of marketing spend they’ve had and you think, this is a phenomenal business already, imagine what it could do with an extra 235 million dollars on the balance sheet. That’s fundamentally what we’re providing with dMY Technology is expertise, capital, and an accelerated path to becoming a public company.

BRAD SMITH:

And so, when we were talking about a company Take-Two, which I know one of your friends Strauss Zelnick, of course is the CEO over at, and as we’re thinking about where there are overlaps between some of the in-app spending that will take place not just across the video gaming sector, but also in the gambling and gaming sectors, sports betting sectors as well, where do you kind of look towards how Wall Street has evaluated some of the gaming traditional companies on the video game side, like a Take-Two and say that also is permeating over into the casinos and the gaming technology such as a Rush Street Interactive?

NICCOLO DE MASI:

No, it’s a great question. I think they’re, they’re focused rightly on growth rates, profitable unit economics, and ultimately barriers to entry and kind of the number of viable competitors that a company has. A business like Take-Two is very strong in traditional console gaming, although they’re growing into mobile, and there’s a handful of competitors in console. Mobile gaming businesses like Glu Mobile and Zynga…there are tens of thousands of developers worldwide maybe even a hundred thousand developers worldwide that make mobile games. What’s fascinating to me about a business like Rush Street is they’re one of only four companies that has market entry deals in the four big population states that have already legalized in the US and, and it will be in the future. And so I think about operational excellence against a hundred thousand competitors, which I’m used to doing with a company like Glu, and I think about how great that business would be. Instead of a hundred thousand you’re competing with, five or ten? And I think that’s a tremendous moat. It’s the kind of business that Warren Buffett would want to invest in that has a strong moat operationally from a regulatory perspective, from a market entry perspective. And I think it’s going to power really powerful profitable unit economics and company profitability over the next decade.

BRAD SMITH:

And Niccolo, always the pleasure to speak with you, look forward to having you back on Cheddar, once again, very soon. All right, that’s Niccolo de Masi, who is the CEO of dMY technology joining us here today.

No Offer or Solicitation

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about RSI, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on January 31, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Forward-Looking Statements

This Schedule 14A includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and RSI following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the Business Combination; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on the New York Stock Exchange following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.